UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2023

CORE LABORATORIES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41695	98-1164194
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6316 Windfern Road Houston, TX		77040
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (713) 328-2673

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (Par Value US $0.01)	CLB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On May 4, 2023, Core Laboratories Inc. (the “Company”) and Core Laboratories (U.S.) Interests Holdings, Inc. (the “Issuer”) completed a private placement of $50 million in aggregate principal amount of the Issuer’s senior secured notes with $25 million due 2028 (the “2028 Notes”) at an interest rate of 7.25% and $25 million due 2030 (the “2030 Notes”) at an interest rate of 7.50%. The 2028 Notes and the 2030 Notes (collectively, the “Notes”) will be issued and funded upon closing anticipated to occur on or about June 28, 2023. The Notes will be issued in a private transaction and will not be subject to the registration requirements of the Securities Act of 1933. The Notes are guaranteed by the Company and certain of its subsidiaries. The Company intends to use the net proceeds of the offering to pay down a portion of the Company’s current balance under its existing credit facility and any excess proceeds are intended to be applied towards the maturity of the Company’s existing 2011 Senior Notes due September 30, 2023.

The 2028 Notes will mature on June 28, 2028 and the 2030 Notes will mature on June 28, 2030, with interest on each of the Notes payable semi-annually on March 28 and September 28, commencing September 28, 2023. The Notes are senior secured obligations and rank pari passu in priority of payment and in all other respects with the Company’s existing senior secured indebtedness; and are senior in right of payment to any future subordinated indebtedness. The Company may redeem, at its option, all or part of the Notes at any time prior to maturity at the applicable make-whole redemption price plus accrued and unpaid interest to the date of redemption. The terms of the Notes are governed by a Note Purchase Agreement dated May 4, 2023 (the “Agreement”), between the Company, the Issuer and the purchasers of the Notes. The Agreement contains certain covenants, including limitations on liens and asset sales. The Agreement imposes certain restrictive covenants on the Company, including:

•
remaining at or above a specified Coverage Ratio (as defined in the Agreement);
•
remaining at or below a specified Leverage Ratio (as defined in the Agreement); and
•
ensuring Priority Indebtedness (as defined in the Agreement) does not exceed 15% of the Company’s Consolidated Total Assets (as defined in the Agreement).

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Note Purchase Agreement, dated as of May 4, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Core Laboratories Inc.

Dated: May 4, 2023	By	/s/ Christopher S. Hill
Christopher S. Hill
Chief Financial Officer